Exhibit 99.1
PRESS RELEASE

Contact:	Jeff Kip
Senior Vice President, Chief Financial Officer (314-633-7289)
Panera Bread Reports Third Quarter EPS of $0.34
HIGHLIGHTS
•	38 new bakery-cafes opened in third quarter, bringing system-wide bakery-cafes open to 976

•	Q4 2006 diluted EPS target of $0.67 to $0.68

•	Full year 2006 diluted EPS target of $1.92 to $1.93

•	Initial target for fiscal 2007 diluted EPS growth established at 22% to 26%
St. Louis, MO, October 24, 2006 — Panera Bread Company (Nasdaq:PNRA) today reported net income of $11 million, or $0.34 per diluted share, for the third quarter ended September 26, 2006. As described below, prior year results are not directly comparable to current year results, as the Company both adopted a new quarterly reporting calendar and began expensing stock options in 2006. Reported earnings per diluted share for the 12 weeks ended October 4, 2005 (third quarter 2005) was $0.37 per share. Comparable calendar earnings per diluted share inclusive of footnote stock option expense was $0.34 per share for the thirteen weeks ended September 27, 2005. A reconciliation of pro forma measurements to GAAP results is attached as Schedule ll.
For the thirty-nine weeks ended September 26, 2006, earnings per diluted share was $1.25 per share. Reported earnings per diluted share for the forty weeks ended October 4, 2005 was $1.14 per share. Comparable calendar earnings per diluted share inclusive of footnote stock option expense was $1.00 per share for the thirty-nine weeks ended September 27, 2005. Therefore, earnings per diluted share increased 25% in the first three quarters of fiscal 2006 over the comparable period in 2005.
As noted above, the Company adopted a new quarterly calendar in 2006, whereby each of its quarters include 13 weeks (4-5-4), rather than its prior calendar, which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters. In addition, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”) at the beginning of its 2006 first quarter using the modified prospective transition method, and recognized $1.5 million in stock-based compensation cost related to stock options in the third quarter of 2006. Prior to the adoption of SFAS 123R in 2006, the Company did not recognize stock-based compensation costs because it accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.
The Company’s third quarter consolidated statements of operations and margin analysis are attached as Schedule I. The following tables set forth, for the periods indicated, certain items included in the Company’s consolidated statements of operations (in thousands, except per share data and percentages):

	13 Weeks Ended	13 Weeks Ended	Percentage		12 Weeks Ended
	September 26, 2006	September 27, 2005	Increase		October 4, 2005

Total revenue	$204,954	$158,072	30%		$148,626
Net income	$10,879	$11,778	0.5	%(1)	$11,669
Diluted earnings per share	$0.34	$0.37	0.0	%(1)	$0.37
Shares used in diluted EPS	31,961	31,697			31,679

(1)	Percentage increase in net income and diluted EPS for comparable calendar is shown inclusive of footnote stock option expense of $951,000 and $0.03, respectively, for the 13 weeks ended September 27, 2005. See Schedule II for further information.

	39 Weeks Ended	39 Weeks Ended	Percentage		40 Weeks Ended
	September 26, 2006	September 27, 2005	Increase		October 4, 2005

Total revenue	$596,059	$454,117	31%		$466,946
Net income	$39,943	$34,703	27	%(2)	$36,021
Diluted earnings per share	$1.25	$1.10	25	%(2)	$1.14
Shares used in diluted EPS	32,012	31,573			31,574

(2)	Percentage increase in net income and diluted EPS for comparable calendar is shown inclusive of footnote stock option expense of $3,157,000 and $0.10, respectively, for the 39 weeks ended September 27, 2005. See Schedule II for further information.
Third Quarter 2006 Review
The Company’s key metrics showed continued strength in the third quarter. During the third quarter, system-wide comparable bakery-cafe sales increased 2.8% (2.5% Company-owned and 3.0% franchise-operated) and system-wide average weekly sales increased 0.6% to $38,098. System-wide operating weeks in the third quarter totaled 12,438. During the third quarter, 38 new bakery-cafes opened system-wide (17 Company-owned and 21 franchise-operated).
As of September 26, 2006, there were 976 Panera Bread bakery-cafes open. The breakdown of bakery-cafes by Company-owned and franchise-operated is as follows:

	Company-owned	Franchise-operated	Total System

Bakery—cafes as of June 27, 2006	337	602	939
Bakery—cafes opened	17	21	38
Bakery—cafes closed	(1)	—	(1)

Bakery—cafes as of September 26, 2006	353	623	976
During the third quarter, the Company incurred significant operational and advertising costs in support of its evening daypart initiative across its Company-owned stores. Consistent with prior guidance, the Company estimates that the impact of this rollout on its total bakery-cafe expenses as a percentage of bakery-cafe sales was approximately 225 basis points, spread across cost of food and paper products, labor and other operating expenses. Also consistent with prior guidance, the national marketing component of the rollout included in general and administrative expenses was 50 basis points as a percentage of total revenue. Further, the third quarter results reflect increased legal costs related to the resolution of a litigation matter that was resolved favorably in the third quarter. This had an adverse impact of approximately 40 basis points on general and administrative expenses as a percentage of total revenue.
Business Outlook — Q4 2006
The Company today established its fourth quarter 2006 earnings per diluted share target at $0.67 to $0.68, which would represent an increase of 29% to 31% over the comparable period in 2005 ($0.52 inclusive of footnote stock option expense in the 2005 period). The Company expects new bakery-cafe openings in the fourth quarter to be at least 57 (26 Company-owned and 31 franchise-operated). The fourth quarter target assumes fourth quarter system-wide comparable bakery-cafe sales growth of 3.0% to 5.0%. The Company has established its fourth quarter comparable sales target based on its present expectation that system-wide comparable bakery-cafe sales for the first four-week period of quarter four (four weeks ending October 24, 2006) will be in the range of 2.8% to 3.0%. The Company further expects fourth quarter system-wide average weekly sales of $40,750 to $41,500 and operating weeks in the range of 13,000 to 13,050.
If the Company achieves its fourth quarter targets, its fiscal 2006 full year earnings per diluted share would be $1.92 to $1.93, an increase of 26% to 27% over fiscal year 2005 ($1.52 inclusive of footnote stock option expense), and its full-year 2006 key metrics would be as follows: at least 160 total new bakery-cafe openings (70

Company-owned and 90 franchise-operated), system-wide comps of 4.4% to 5.0% (two-year comps of 12.2% to 12.8%), system-wide average weekly sales of $39,250 to $39,500, and 48,862 to 48,912 operating weeks.
Business Outlook — FY 2007
The Company today is establishing its initial growth target for fiscal 2007 earnings per diluted share at 22% to 26%. The assumptions on key metrics underlying the 2007 target are new bakery-cafe development of 170 to 180, system-wide comparable bakery-cafe sales growth of 2.0% to 4.0%, system-wide average weekly sales of $39,500 to $40,500, and system-wide operating weeks of 57,000 to 57,500.
Chairman and Chief Executive Officer Ron Shaich commented: “2006 is shaping up to be another strong year, with full year earnings growth at 26% to 27%. Although we are disappointed that 2006 results are expected to be at the low end of the revised target we set in July, we are pleased to be on track to both achieve our initial targets set at this time last year and exceed our long-term EPS growth target of 25%. In addition, we believe that the development activity and concept evolution we have executed in 2007 will be instrumental in helping us meet our earnings growth targets for the foreseeable future.”
Note regarding historical AWS performance
In response to media comments regarding new unit average weekly sales (AWS) performance, the Company has attached Schedule III, which shows the performance of its new units each year for the last eight years and the performance of those units in the third full year after the year in which those units opened. The schedule shows that (1) the Company’s new units in 2006 are performing, on a year-to-date basis, at approximately the same level as new units in prior years, and that (2) new units have consistently increased approximately $4,000 (or about 10.5%) per week from the opening year to the third full year of operation. Based on this data, management believes that new units opened in 2006 will perform consistently with those in prior classes.
The Company will discuss third quarter 2006 results in a conference call that will be broadcast on the Internet at 8:30 A.M. Eastern Time on Wednesday, October 25, 2006. To access the call or view a copy of this release (when issued), go to http://www.panerabread.com/investor. Access to the call and the release will be archived for one year.
Included above are franchised and system-wide comparable bakery-cafe sales increases. System-wide sales are a non-GAAP financial measure that includes sales at all Company bakery-cafes and franchise bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.
Panera Bread Company owns and franchises 976 bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names. With its identity rooted in handcrafted, fresh-baked, artisan bread, Panera Bread is committed to providing great tasting, quality food that people can trust. Highlighted by antibiotic free chicken, whole grain bread, select organic and all-natural ingredients and a menu free of man-made trans fat, Panera’s bakery-café selection offers flavorful, wholesome offerings. The menu includes a wide variety of year-round favorites, complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the country, guests are enjoying Panera’s warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free internet access provided through a managed WiFi network. At the close of each day, Panera Bread bakery-cafes donate bread and baked goods to community organizations in need. Additional information is available on the Company’s website, panerabread.com.
Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”,

“continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include, but are not limited to, the following: inability to execute our growth strategy, including, among other things, variations in the number, timing, and successful nature of Company-owned and franchise-operated bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; loss of a member of senior management; inability to recruit qualified personnel; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with the acquisition of franchise-operated bakery-cafes; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may affect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 27, 2005 and its quarterly reports on Form 10-Q.

Schedule I
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	13 Weeks Ended	12 Weeks Ended	13 Weeks Ended
	September 26, 2006	October 4, 2005	September 27, 2005
			(Pro forma) (1)
Revenues:
Bakery-cafe sales	$165,098	$116,522	$123,965
Franchise royalties and fees	15,134	12,629	13,426
Fresh dough sales to franchisees	24,722	19,475	20,681

Total revenue	204,954	148,626	158,072
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	49,987	34,190	36,914
Labor	52,122	35,310	37,945
Occupancy	12,278	8,289	8,841
Other operating expenses	24,619	16,930	17,588

Total bakery-cafe expenses	139,006	94,719	101,288
Fresh dough cost of sales to franchisees	20,333	16,502	17,585
Depreciation and amortization	11,325	7,947	8,662
General and administrative expenses	16,593	10,369	11,083
Pre-opening expenses	1,457	965	1,348

Total costs and expenses	188,714	130,502	139,966

Operating profit	16,240	18,124	18,106
Interest expense	4	9	9
Other (income) expense, net	(896)	(261)	(451)

Income before income taxes	17,132	18,376	18,548
Income taxes	6,253	6,707	6,770

Net income	$10,879	$11,669	$11,778

Basic net income per share	$0.35	$0.38	$0.38
Diluted net income per share	$0.34	$0.37	$0.37	(2)
Shares used in calculation of basic EPS	31,338	30,997	30,990
Shares used in calculation of diluted EPS	31,961	31,679	31,697

(1)	As previously reported, the Company adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). As such, for the third quarter of fiscal 2006, the statements above present the consolidated statement of operations of the Company for the 13 weeks ended September 26, 2006. For the third quarter of fiscal 2005, the statements above present the consolidated statement of operations of the Company for the 12 weeks ended October 4, 2005 and the pro forma consolidated statement of operations of the Company for the 13 weeks ended September 27, 2005, as if the new quarterly calendar had been adopted for the third quarter of fiscal 2005.

(2)	Prior to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), in fiscal 2006, the Company elected to follow the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, and provide the required pro forma disclosure in the footnotes to the financial statements as if the measurement provisions had been adopted. Accordingly, no compensation costs have been recognized in the consolidated statements of operations for stock option plans prior to fiscal 2006. Under the new quarterly calendar, stock-based compensation costs related to stock option plans would have decreased the pro forma earnings per diluted share by $0.03 for the third quarter of fiscal 2005. See Schedule II for further information.

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	39 Weeks Ended	40 Weeks Ended	39 Weeks Ended
	September 26, 2006	October 4, 2005	September 27, 2005
			(Pro forma) (1)
Revenues:
Bakery-cafe sales	$477,329	$362,428	$352,360
Franchise royalties and fees	44,948	40,155	39,088
Fresh dough sales to franchisees	73,782	64,363	62,669

Total revenue	596,059	466,946	454,117
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	141,944	103,761	101,317
Labor	147,577	110,831	108,233
Occupancy	34,797	26,475	25,545
Other operating expenses	67,138	51,859	50,306

Total bakery-cafe expenses	391,456	292,926	285,401
Fresh dough cost of sales to franchisees	62,849	55,893	54,406
Depreciation and amortization	32,050	24,481	23,843
General and administrative expenses	45,441	34,165	33,182
Pre-opening expenses	3,941	3,140	3,150

Total costs and expenses	535,737	410,605	399,982

Operating profit	60,322	56,341	54,135
Interest expense	10	37	36
Other (income) expense, net	(2,591)	(422)	(551)

Income before income taxes	62,903	56,726	54,650
Income taxes	22,960	20,705	19,947

Net income	$39,943	$36,021	$34,703

Basic net income per share	$1.28	$1.17	$1.13
Diluted net income per share	$1.25	$1.14	$1.10	(2)
Shares used in calculation of basic EPS	31,275	30,807	30,801
Shares used in calculation of diluted EPS	32,012	31,574	31,573

(1)	As previously reported, the Company adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). As such, for the first three quarters of fiscal 2006, the statements above present the consolidated statement of operations of the Company for the 39 weeks ended September 26, 2006. For the first three quarters of fiscal 2005, the statements above present the consolidated statement of operations of the Company for the 40 weeks ended October 4, 2005 and the pro forma consolidated statement of operations of the Company for the 39 weeks ended September 27, 2005, as if the new quarterly calendar had been adopted for the first three quarters of fiscal 2005.

(2)	Prior to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), in fiscal 2006, the Company elected to follow the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, and provide the required pro forma disclosure in the footnotes to the financial statements as if the measurement provisions had been adopted. Accordingly, no compensation costs have been recognized in the consolidated statements of operations for stock option plans prior to fiscal 2006. Under the new quarterly calendar, stock-based compensation costs related to stock option plans would have decreased the pro forma earnings per diluted share by $0.10 for the first three quarters of fiscal 2005. See Schedule II for further information.

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
MARGIN ANALYSIS
(unaudited)
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company’s consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

	13 Weeks Ended	12 Weeks Ended	13 Weeks Ended
	September 26, 2006	October 4, 2005	September 27, 2005
			(Pro forma) (1)
Revenues:
Bakery-cafe sales	80.5%	78.4%	78.4%
Franchise royalties and fees	7.4	8.5	8.5
Fresh dough sales to franchisees	12.1	13.1	13.1

Total revenue	100.0%	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (2):
Cost of food and paper products	30.3%	29.3%	29.8%
Labor	31.6	30.3	30.6
Occupancy	7.4	7.1	7.1
Other operating expenses	14.9	14.5	14.2

Total bakery-cafe expenses	84.2	81.3	81.7
Fresh dough cost of sales to franchisees (3)	82.2	84.7	85.0
Depreciation and amortization	5.5	5.3	5.5
General and administrative expenses	8.1	7.0	7.0
Pre-opening expenses	0.7	0.6	0.9

Total costs and expenses	92.1	87.8	88.5

Operating profit	7.9	12.2	11.5
Interest expense	—	—	—
Other (income) expense, net	(0.4)	(0.2)	(0.3)

Income before income taxes	8.4	12.4	11.7
Income taxes	3.1	4.5	4.3

Net income	5.3%	7.9%	7.5%

(1)	As previously reported, the Company adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). As such, for the third quarter of fiscal 2006, the statements above present the consolidated statement of operations of the Company for the 13 weeks ended September 26, 2006. For the third quarter of fiscal 2005, the statements above present the consolidated statement of operations of the Company for the 12 weeks ended October 4, 2005 and the pro forma consolidated statement of operations of the Company for the 13 weeks ended September 27, 2005, as if the new quarterly calendar had been adopted for the third quarter of fiscal 2005.

(2)	As a percentage of Company bakery-cafe sales.

(3)	As a percentage of fresh dough sales to franchisees.

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
MARGIN ANALYSIS
(unaudited)
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company’s consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

	39 Weeks Ended	40 Weeks Ended	39 Weeks Ended
	September 26, 2006	October 4, 2005	September 27, 2005
			(Pro forma) (1)
Revenues:
Bakery-cafe sales	80.1%	77.6%	77.6%
Franchise royalties and fees	7.5	8.6	8.6
Fresh dough sales to franchisees	12.4	13.8	13.8

Total revenue	100.0%	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (2):
Cost of food and paper products	29.7%	28.6%	28.8%
Labor	30.9	30.6	30.7
Occupancy	7.3	7.3	7.2
Other operating expenses	14.1	14.3	14.3

Total bakery-cafe expenses	82.0	80.8	81.0
Fresh dough cost of sales to franchisees (3)	85.2	86.8	86.8
Depreciation and amortization	5.4	5.2	5.3
General and administrative expenses	7.6	7.3	7.3
Pre-opening expenses	0.7	0.7	0.7

Total costs and expenses	89.9	87.9	88.1

Operating profit	10.1	12.1	11.9
Interest expense	—	—	—
Other (income) expense, net	(0.4)	(0.1)	(0.1)

Income before income taxes	10.6	12.1	12.0
Income taxes	3.9	4.4	4.4

Net income	6.7%	7.7%	7.6%

(1)	As previously reported, the Company adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). As such, for the first three quarters of fiscal 2006, the statements above present the consolidated statement of operations of the Company for the 39 weeks ended September 26, 2006. For the first three quarters of fiscal 2005, the statements above present the consolidated statement of operations of the Company for the 40 weeks ended October 4, 2005 and the pro forma consolidated statement of operations of the Company for the 39 weeks ended September 27, 2005, as if the new quarterly calendar had been adopted for the first three quarters of fiscal 2005.

(2)	As a percentage of Company bakery-cafe sales.

(3)	As a percentage of fresh dough sales to franchisees.

Schedule II
PANERA BREAD COMPANY
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(unaudited)
In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this release, the Company has provided non-GAAP measurements to conform 2005 results to the 2006 presentation related to the Company’s quarterly calendar change and stock option expense. As previously reported, the Company adopted a new quarterly calendar in 2006 whereby each of its quarters include 13 weeks (4-5-4), rather than its prior calendar which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters. In addition, effective December 28, 2005, the beginning of the Company’s first quarter of 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company adopted this accounting treatment using the modified prospective transition method, as permitted under SFAS 123R; therefore results for prior periods have not been restated. Prior to the adoption of SFAS 123R, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, stock-based compensation was included as pro forma disclosure in the financial statement footnotes. The Company is providing the table below because management believes it provides useful information to investors regarding the Company’s results of operations by providing prior reported amounts on a basis comparable to that used in the current period. The pro forma net income and earnings per share amounts of $10,827,000 and $0.34, respectively, for the 13 weeks ended September 27, 2005 and $31,546,000 and $1.00, respectively, for the 39 weeks ended September 27, 2005 are considered “non-GAAP financial measures” under applicable SEC rules because they are adjusted to reflect the effect of the quarterly calendar change and to include stock-based compensation expense that are not included in the directly comparable measures calculated in accordance with GAAP. These non-GAAP financial measures are not a substitute for the reported GAAP measures.
The adjustments for the quarterly calendar change and stock-based compensation expense had the following effect on reported amounts (in thousands, except earnings per share):

	For the quarter ended
		Pro forma	Percentage
	September 26, 2006	October 4, 2005	Increase

Net income, as reported	$10,879	$11,669
Plus: Quarterly calendar change adjustment	—	109

Net income, as reported/calendar adjusted 13 weeks ended 9/27/05	$10,879	$11,778
Less: Stock-based compensation expense included in footnote, net of tax	—	(951)

Net income, as reported/pro forma 13 weeks ended 9/27/05	$10,879	$10,827	0.5%

Diluted earnings per share, as reported	$0.34	$0.37
Plus: Quarterly calendar change adjustment	—	0.00

Net income, as reported/calendar adjusted 13 weeks ended 9/27/05	$0.34	$0.37
Less: Stock-based compensation expense included in footnote, net of tax	—	(0.03)

Diluted EPS, as reported/pro forma 13 weeks ended 9/27/05	$0.34	$0.34	0.0%

Shares used in diluted EPS calculation	31,961	31,697

Schedule II (continued)
PANERA BREAD COMPANY
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(unaudited)

	For the three quarters ended
		Pro forma	Percentage
	September 26, 2006	October 4, 2005	Increase

Net income, as reported	$39,943	$36,021
Less: Quarterly calendar change adjustment	—	(1,318)

Net income, as reported/calendar adjusted 39 weeks ended 9/27/05	$39,943	$34,703
Less: Stock-based compensation expense included in footnote, net of tax	—	(3,157)

Net income, as reported/pro forma 39 weeks ended 9/27/05	$39,943	$31,546	27%

Diluted earnings per share, as reported	$1.25	$1.14
Less: Quarterly calendar change adjustment	—	(0.04)

Net income, as reported/calendar adjusted 39 weeks ended 9/27/05	$1.25	$1.10
Less: Stock-based compensation expense included in footnote, net of tax	—	(0.10)

Diluted EPS, as reported/pro forma 39 weeks ended 9/27/05	$1.25	$1.00	25%

Shares used in diluted EPS calculation	32,012	31,573

Schedule III
PANERA BREAD COMPANY
SUPPLEMENTAL INFORMATION ON AVERAGE WEEKLY SALES
(unaudited)
The following table sets forth average weekly sales (AWS) information for the time periods indicated.

		Third Full Year
Year of Open	Opening Year AWS	Post-Opening AWS	$ Change	% Change
1999	$32,890	$36,292	$3,401	10.3%
2000	$34,112	$38,726	$4,613	13.5%
2001	$36,674	$40,292	$3,617	9.9%
2002	$37,892	$41,096	$3,204	8.5%

Average (99-02)	$35,392	$39,101	$3,709	10.5%

2003	$37,502	na	na	na
2004	$35,670	na	na	na
2005	$37,804	na	na	na
2006 *	$35,972	na	na	na

Average (99-06)	$36,064	na	na	na

*	2006 opens as of the end of P9 2006